UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported):      August 6, 2001

HICKORY TECH CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-13721	41-1524393
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

221 East Hickory Street, P.O. Box 3248, Mankato, MN	56002-3248
(Address of principal executive offices)	(Zip code)

Registrant's telephone number including area code	(800) 326-5789

ITEM 2. DISPOSITION OF ASSETS.

             On August 6, 2001, Hickory Tech Corporation (HickoryTech) closed on the previously announced agreement to sell its local telephone exchange in Amana, Iowa to South Slope Cooperative Telephone Company, Inc. for $6,500,000 in cash. The Amana operation, known as Amana Colonies Telephone Company (ACTC), serves approximately 1,500 access lines in the seven communities of the Amana Colonies in east central Iowa. The proceeds from the sale were applied to HickoryTech’s outstanding debt.

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

Date:	August 21, 2001

HICKORY TECH CORPORATION

		By	/s/ Robert D. Alton, Jr.
Robert D. Alton, Jr. Chief Executive Officer

		By	/s/ David A. Christensen
David A. Christensen Chief Financial Officer